EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Bas Consulting, Inc. (the "Company") on Form 10-QSB/A for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alva Schoomer, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  January 10, 2004              By: /s/ B. Alva Schoomer
                                        ----------------------
                                     Name:  Dennis Crowley
                                    Title:  B. Alva Schoomer
                                            (Principal Executive, Financial
                                             and Accounting Officer)